Exhibit 99.1

KushCo Holdings Reports Fiscal Second Quarter 2020 Results

Revenue from “Core” Customers Up 227% Year-Over-Year to $24.6 Million, or 82% of Total Revenue

Company Achieved Multiple Milestones on its New Strategic Plan to Accelerate Path to Positive Adjusted EBITDA, Including Substantial Reductions in Headcount and Inventory

CYPRESS, Calif., — April 8, 2020 — KushCo Holdings, Inc. (OTCQX: KSHB) ("KushCo" or the "Company"), the premier producer of ancillary products and services to the legal cannabis and CBD industries, today reported financial results for its fiscal second quarter ended February 29, 2020.

Recent Operational Highlights

•	Implemented a new strategic plan to align deeper with more established, financially stable, and creditworthy customers (namely multi-state operators, licensed producers, and leading brands); to significantly reduce and right-size the Company’s cost structure; and to accelerate the path to positive adjusted EBITDA.

•	Completed several milestones with respect to the Company’s recently announced strategic plan, including substantially reducing overhead and inventory, while also making progress in consolidating its warehouses and enhancing its sales approach toward smaller customers to be more profitable, efficient, and automated.

•	Appointed Executive Vice President of Corporate Development, Stephen Christoffersen, as the Company’s new Chief Financial Officer, effective April 10, 2020.

Fiscal Second Quarter 2020 Financial Summary

•	Net revenue decreased 14% from the prior year period to $30.1 million.

•	Revenue from the Company’s “Core” customers (defined as the Company’s top 100 MSO, LP, and leading brand customers) increased 227% from the prior year period to $24.6 million, or 82% of total revenue.

•	On a GAAP basis, gross profit was (29.6%), compared to 12.9% in the prior year period.[1]

•	On a Non-GAAP basis, excluding the impact of certain non-recurring items, gross profit was approximately 21.7% (see note below regarding "About Non-GAAP Financial Measures" for further discussion of this and other non-GAAP measures included in this earnings release).

•	Sales, general and administrative (SG&A) expenses were approximately $27.2 million, compared to $18.8 million in the prior year period. The increase was driven primarily by a substantial increase in bad debt expense, which totaled $9.1 million during the quarter, largely due to the worsening credit conditions in California that have impacted the Company’s ability to collect, in part or in full, amounts owed by customers in this market.

1 Gross profit during the fiscal second quarter 2020 was impacted by several restructuring activities the Company implemented to execute its strategic plan of aligning more closely with its Core customers and achieving positive adjusted EBITDA. These activities led to an $11.9 million excess and obsolete inventory write-down and a $3.3 million purchase order cancellation charge, both driven by the Company’s decision to discontinue nearly all of its stock SKUs in order to focus more on custom and best-selling stock inventory demanded by its Core customers.

1

•	On a Non-GAAP basis, Cash SG&A expenses (which exclude non-cash expenses, including bad debt, stock-based compensation, depreciation, and amortization) were approximately $13.6 million, compared to $13.4 million in the prior year period and $15.1 million in the prior quarter.

•	On a GAAP basis, net loss was approximately $44.4 million, compared to approximately $8.9 million in the prior year period. Basic loss per share was $0.40 compared to $0.10 in the prior year period.[2]

•	On a Non-GAAP basis, excluding the impact of certain non-recurring charges and gains such as the Company’s restructuring costs, net loss for the quarter was $17.5 million and net loss per share was $0.16.

•	Adjusted EBITDA totaled ($14.8) million compared to approximately ($6.7) million in the prior year period and approximately ($6.8) million in the prior quarter. The increase in adjusted EBITDA loss was driven primarily by the aforementioned $9.1 million bad debt expense, which the Company considers primarily one-time in nature.

•	Cash was approximately $11.4 million as of February 29, 2020, compared to approximately $3.9 million as of August 31, 2019.

Management Commentary

Nick Kovacevich, KushCo’s Co-founder, Chairman and Chief Executive Officer, commented: “Despite a challenging market backdrop, we are pleased with how we executed according to our plan. Net revenue of $30.1 million was down 14% year-over-year and quarter-over-quarter due to a myriad of factors, namely a slower-than-anticipated rebound in demand for our vape hardware products, following the illicit market vape crisis; a slower-than-anticipated start to our hemp trading business; and continued weakness in the California market, which has been exacerbated by the recent COVID-19 pandemic. Notwithstanding the decrease in total revenue, there were several positive takeaways this quarter, including continued robust sequential growth in many of our key markets, such as Illinois, Michigan, Massachusetts, and Canada, where sales in those regions nearly doubled or tripled quarter-over-quarter. In addition, we continued to gain traction with our larger MSO, LP, and leading brand customers, collectively referred to as our Core customers. We were able to not only expand this customer base during fiscal Q2, but also cross-sell them additional products and services, with these customers on average purchasing 84 SKUs from us during the trailing twelve months ended fiscal Q2, compared to just 69 SKUs a couple of quarters ago.

“Perhaps most importantly, however, fiscal Q2 was best defined by the significant progress we made in right-sizing our business as part of our newly unveiled strategic plan to accelerate our path to positive adjusted EBITDA. The execution of this plan began in fiscal Q2, during which time we have begun rationalizing all aspects of our operations, including significantly reducing our overhead, implementing tighter expense controls, consolidating our warehouses, reducing our inventory, and drastically altering our sales strategy to focus more on growing, predictable, creditworthy, and financially stronger customers. During the quarter, we completed a 26-person reduction in headcount, which generated approximately $3.7 million in annual cash compensation savings; and in March 2020 we completed a 49-person reduction in headcount, which generated approximately $4 million in annual cash compensation savings. Since we started this workforce optimization process back in September 2019, we have right-sized our workforce by approximately 50%, which altogether is expected to generate approximately $12 million in annual cash compensation savings—an important lever that we have been able to pull to help us move closer toward achieving positive adjusted EBITDA.

“As a result of these restructuring activities, which we are planning to complete in the second half of fiscal 2020, we expect revenues to be more stable and predictable going forward, as we continue to focus our resources on our Core customers. While we don’t foresee our overall growth rate in the near future to be as substantial as it has been in the past, we believe that our current growth is more stable and something that we can continue to build a sustainable business around. In fact, while our overall revenue in fiscal Q2 declined by 14% year-over-year, our sales to Core customers actually increased 227%, making up 82% of total revenue this quarter and demonstrating the overall transition in our business toward focusing more on a stable and higher-quality revenue base. Beyond ensuring a more reliable stream of revenue, we also believe that this strategic shift should help us significantly reduce our inventory and warehouse space as less stock SKUs are required, improve collections and cash flow, and perhaps most importantly, provide us with meaningful upside potential once the broader industry begins to rebound and these Core customers ramp up their expansion and consolidation activity.

2 Net loss and net loss per share for the fiscal second quarter 2020 were impacted by several restructuring charges and one-time expenses the Company recognized in order to right-size its business and better execute on its new strategic plan. These expenses include a $7.3 million restructuring charge related to severance and asset impairment charges associated with the Company’s recent reductions in force and the planned closures and consolidation of its warehouse facilities, which the Company expects to complete in the near future.

2

“In summary, we have made major strides these past several quarters in securing a more established and promising customer base. We have now turned our focus to aligning the rest of our business, namely our cost structure, around this premier group of customers. To that end, we have substantially reduced our headcount and third-party consulting costs, enabling us to target a more than 40% reduction in cash SG&A from $15.1 million in fiscal Q1 2020 to between approximately $7.5 million and $8.5 million in fiscal Q4 2020—which is even lower than the $9.5 million we previously forecasted. The expected end result is that we will have considerably lowered the quarterly revenue levels needed to achieve positive adjusted EBITDA, namely from the $75 million revenue level needed under our previous cost structure to now approximately between $35 million and $45 million under our new cost structure, once all restructuring activities have been completed. We are ultimately encouraged by the progress we have made in executing against our new strategic plan with the benefit of also being aligned with the industry’s premier operators that are just beginning to scale.”

Conference Call Information

The company will host a conference call on Wednesday, April 8, 2020 at 4:30 PM Eastern Time.

Date: Wednesday, April 8, 2020

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free Number: 1-877-407-9039

International Number: 1-201-689-8470

Conference ID: 13700963

KushCo management will host the conference call and presentation followed by a question and answer session. The call will be webcast with an accompanying slide deck, which can be accessed by visiting the Financial Results page of the Company’s investor relations website.

All interested parties are invited to listen to the live conference call and presentation by dialing the number above or by clicking the webcast link available on the Financial Results page of the Company’s investor relations website.

Please visit the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. An operator will register your name and organization. If you have any difficulty connecting with the conference call or webcast, please contact KushCo’s investor relations at ir@kushco.com or 714-539-7653.

A replay of the call will be available on the Financial Results page of the Company’s investor relations website approximately two hours after the conference call has ended.

About KushCo Holdings, Inc.

KushCo Holdings, Inc. (OTCQX: KSHB) (www.kushco.com) is the premier producer of ancillary products and services to the legal cannabis and CBD industries. KushCo Holdings' subsidiaries and brands provide product quality, exceptional customer service, compliance knowledge and a local presence in serving its diverse customer base.

Founded in 2010, KushCo Holdings has now sold more than 1 billion units to growers, processors and producers across North America, South America, and Europe.

The Company has been featured in media nationwide, including CNBC, Fox News, Yahoo Finance, Cheddar, Los Angeles Times, TheStreet.com, and Entrepreneur, Inc Magazine. While KushCo Holdings provides products and solutions to customers in the cannabis and CBD industries, it has no direct involvement with the cannabis plant or any products that contain THC.

For more information, visit www.kushco.com or call (888)-920-5874.

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About Non-GAAP Financial Measures

This press release and the accompanying tables include certain non-GAAP (Generally Accepted Accounting Principles) financial measures. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. The Company computes non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. The Company may consider whether other significant items that arise in the future should be excluded from the non-GAAP financial measures. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company's operating results primarily because they exclude amounts that are not considered part of ongoing operating results when planning and forecasting and when assessing the performance of the organization. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company's historical results and in providing estimates of future performance and that failure to report these non-GAAP measures could result in confusion among analysts and others and create a misplaced perception that the Company's results have underperformed or exceeded expectations. For a description of these non-GAAP financial measures and reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the accompanying table titled "Reconciliation of GAAP to Non-GAAP Financial Measures" and the section preceding such table titled "About Non-GAAP Financial Measures."

Forward-Looking Statements

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent the Company's current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially, including the ongoing effects of the COVID-19 pandemic on the economy and consumer and business practices. You are cautioned not to place undue reliance on these forward-looking statements, which reflect the opinions of the Company's management only as of the date of this release. Please keep in mind that the Company is not obligating itself to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as: "potential," "look forward," "expect," “anticipate,” “project,” “should,” "believe," or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by the Company herein are often discussed in the Company’s filings with the United States Securities and Exchange Commission (SEC), which are available at: www.sec.gov, and on the Company's website, at: www.kushco.com.

KushCo Holdings Contact

Investor Contact:

Najim Mostamand, CFA

Director of Investor Relations

714-539-7653

ir@kushco.com

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KUSHCO HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	February 29, 2020	February 28, 2019	February 29, 2020	February 28, 2019
Net revenue	$30,143	$35,176	$65,105	$60,496
Cost of goods sold	39,051	30,654	66,742	52,745
Gross profit	(8,908)	4,522	(1,637)	7,751

Operating expenses:
Selling, general and administrative	27,183	18,766	48,258	31,312
Gain on disposition of assets	—	—	—	(1,254)
Change in fair value of contingent consideration	—	(5,602)	—	(5,208)
Restructuring costs	7,301	—	7,301	—
Total operating expenses	34,484	13,164	55,559	24,850
Loss from operations	(43,392)	(8,642)	(57,196)	(17,099)

Other income (expense):
Change in fair value of warrant liability	1,391	1,271	4,595	1,055
Change in fair value of equity investment	(696)	(1,128)	(1,091)	(592)
Interest expense	(1,619)	(491)	(3,107)	(978)
Other income (expense), net	(59)	75	(82)	120
Total other income (expense)	(983)	(273)	315	(395)
Loss before income taxes	(44,375)	(8,915)	(56,881)	(17,494)
Income tax expense	—	—	—	—
Net loss	$(44,375)	$(8,915)	$(56,881)	$(17,494)

Net loss per share:
Basic net loss per common share	$(0.40)	$(0.10)	$(0.54)	$(0.21)
Diluted net loss per common share	$(0.40)	$(0.12)	$(0.54)	$(0.22)

Basic weighted average number of common shares outstanding	110,008	86,772	105,823	84,305
Diluted weighted average number of common shares outstanding	110,008	87,066	105,823	84,557

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KUSHCO HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	February 29, 2020	August 31, 2019

ASSETS
CURRENT ASSETS
Cash	$11,378	$3,944
Accounts receivable, net	16,860	25,972
Inventory	26,423	43,768
Prepaid expenses and other current assets	13,920	12,209
Total current assets	68,581	85,893

Goodwill	52,267	52,267
Intangible assets, net	2,630	3,103
Property and equipment, net	9,390	11,054
Other assets	10,665	6,917
TOTAL ASSETS	$143,533	$159,234

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$4,743	$10,907
Accrued expenses and other current liabilities	15,738	9,460
Line of credit	—	12,261
Total current liabilities	20,481	32,628

Notes payable	21,011	18,975
Warrant liability	849	5,444
Other liabilities	5,766	833
TOTAL LIABILITIES	48,107	57,880
Total stockholders' equity	95,426	101,354
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$143,533	$159,234

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KUSHCO HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended				For the Six Months Ended
	February 29, 2020		February 28, 2019		February 29, 2020		February 28, 2019
Net revenue	$30,143		$35,176		$65,105		$60,496
China tariff surcharge	(2,705)		—		(5,629)		—
Non-GAAP Net revenue	$27,438		$35,176		$59,476		$60,496

GAAP Gross Profit	$(8,908)	(30%)	$4,522	13%	$(1,637)	(3%)	$7,751	13%
Adjusted for non-recurring air freight costs	—		255		—		1,502
Adjusted for non-recurring temporary labor costs	—		877		—		1,344
Restructuring – excess and obsolete inventory	11,879		—		11,879		—
Purchase order cancellation charges	3,327		—		3,327		—
Adjusted for China tariff impact, net	(330)		1,397		(373)		1,397
Non-GAAP Gross Profit	$5,968	22%	$7,051	20%	$13,196	22%	$11,994	20%

GAAP Net loss	$(44,375)		$(8,915)		$(56,881)		$(17,494)
Adjusted for non-recurring air freight costs	—		255		—		1,502
Adjusted for non-recurring temporary labor costs	—		877		—		1,344
Adjusted for China tariff impact, net	(330)		1,397		(373)		1,397
Non-recurring litigation and consulting costs	1,970		—		2,829		—
Change in fair value of warrant liability	(1,391)		(1,271)		(4,595)		(1,055)
Change in fair value of equity investment	696		1,128		1,091		592
Change in fair value of contingent consideration	—		(5,602)		—		(5,208)
Restructuring costs	7,301		—		7,301		—
Severance costs	—		—		623		—
Loss (gain) on disposition of assets	—		—		—		(1,254)
Stock-based compensation	3,427		4,362		8,089		6,171
Restructuring – excess and obsolete inventory	11,879		—		11,879		—
Purchase order cancellation charges	3,327		—		3,327		—
Non-GAAP Net loss	$(17,496)		$(7,769)		$(26,710)		$(14,005)
Non-GAAP Net loss per share – basic	$(0.16)		$(0.09)		$(0.25)		$(0.17)
Non-GAAP Net loss per share – diluted	$(0.16)		$(0.09)		$(0.25)		$(0.17)
Weighted-average common shares – basic	110,008		86,772		105,823		84,305
Weighted-average common shares – diluted	110,008		87,006		105,823		84,557

Non-GAAP Net loss	$(17,496)		$(7,769)		$(26,710)		$(14,005)
Depreciation and amortization expense	1,070		548		2,032		1,078
Interest Expense	1,619		491		3,107		978
Adjusted EBITDA	$(14,807)		$(6,730)		$(21,571)		$(11,949)